KCSM ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION

Media Contact: William H. Galligan, 816-983-1551, william.h.galligan@kcsr.com

Kansas City, Missouri, October 23, 2006 – Kansas City Southern de México, S.A. de. C.V. (formerly known as TFM, S.A. de C.V.; the “Company”), a wholly-owned subsidiary of Kansas City Southern (“KCS”) (NYSE: KSU), announced today that it has commenced a cash tender offer for any and all of its $150 million aggregate principal amount of 10.25% Senior Notes due 2007 (CUSIP Nos. 872402AC6 and P91415AA0) (the “Notes”) and a consent solicitation to amend the terms of the Notes and the related indenture. The terms and conditions are set forth in the Offer to Purchase and Consent Solicitation Statement dated October 23, 2006 (the “Statement”).

The solicitation of consents will expire at 5:00 p.m., New York City time, on November 3, 2006, unless extended (the “Consent Date”). The tender offer will expire at midnight, New York City time, on November 20, 2006, unless extended (the “Expiration Date”).

The total consideration for Notes validly tendered and accepted for payment pursuant to the tender offer and consents validly delivered pursuant to the solicitation on or prior to the Consent Date will be equal to the present value on the settlement date of all future cash flows on the Notes to the maturity date, calculated in accordance with standard market practice, based on the assumptions that the Notes would be redeemed in full at $1,000 per $1,000 principal amount of Notes on the maturity date and that the yield to the maturity date is equal to the sum of (i) the yield on the 3.50% U.S. Treasury Note due May 31, 2007 (the “Reference Security”), as calculated by Morgan Stanley & Co. Incorporated in accordance with standard market practice, based on the bid-side price for the Reference Security, as of 2:00 p.m., New York City time, on November 3, 2006, the tenth business day immediately preceding the scheduled Expiration Date, as displayed on the Bloomberg Government Bondtrader, Page BBT3 (or any recognized quotation source selected by Morgan Stanley & Co. Incorporated in its discretion if the Bloomberg Government Bondtrader is not available or is manifestly erroneous), plus (ii) 50 basis points, minus accrued and unpaid interest from and including the last interest payment date, to, but not including, the settlement date (the “Total Consideration”). Holders whose Notes are validly tendered and accepted for payment pursuant to the tender offer on or prior to the Expiration Date but after the Consent Date will be eligible to receive the Total Consideration less a consent payment of $30.00 per $1,000 principal amount of Notes tendered. The holder of each Note tendered and accepted for payment will receive accrued interest, if any, up to, but not including, the applicable settlement date.

The Company has engaged Morgan Stanley & Co. Incorporated as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Persons with questions regarding the tender offer or the consent solicitation should be directed to Morgan Stanley toll-free at (800) 624-1808 or collect at (212) 761-1941 (attention: Francesco Cipollone). Requests for documents should be directed to D.F. King & Co., Inc., the Information and Tender Agent for the tender offer and consent solicitation, at (800) 488-8075 or (212) 269-5550.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer and consent solicitation are being made solely by the Statement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding includes KCSR, serving the central and south central U.S. Its international holdings include Kansas City Southern de México, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.

This press release may include statements concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and the “Cautionary Information” sections of KCS’s Form 10-K for the most recently ended fiscal year, filed by KCS with the Securities and Exchange Commission (SEC) (Commission file no. 1-4717). KCS will not update any forward-looking statements in this press release to reflect future events or developments.